Exhibit 99.1
Verifone Adds Two Members To Its Board of Directors

Eitan Raff to depart after 10 years of service

SAN JOSE, CA, December 20, 2017 - Verifone (NYSE: PAY) a world leader in payment and commerce solutions announced today the appointment of Dr. Ronald Black and Mr. Larry Klane to its Board of Directors. The two appointees will become directors of Verifone effective immediately. Additionally, the Company announced that Eitan Raff has resigned effective yesterday, following a 10-year tenure as a member of Verifone’s Board.

Ronald Black, Ph.D., has led Rambus Inc. as its Chief Executive Officer, President and a member of the Board of Directors since June 2012. Rambus is a creator and innovator of hardware, software and services that drive technology advancements from the data center to the mobile edge. Prior to joining Rambus, Dr. Black was the Chief Executive Officer of MobiWire, formerly Sagem Wireless, a privately-held mobile handset company headquartered near Paris, France that offers products and services to original equipment manufacturers and mobile network operators in the mobile phone marketplace, and before that was Chairman and CEO of UPEK, Inc.

Dr. Black currently serves as a director of Energy Focus Inc., a publicly-held LED lighting technology developer, Microfabrica Inc., a privately held high precision metal parts fabricator, and FlexEnable Limited, a privately held producer of flexible electronics manufacturing platforms. Dr. Black holds a B.S., M.S., and Ph.D. in materials science and engineering from Cornell University.

Mr. Larry A. Klane is a Co-Founding Principal at Pivot Investment Partners LLC, an investment firm founded in 2014 that is exclusively focused on financial technology and financial services companies. Prior to Pivot, Mr. Klane was the Global Financial Institutions Leader at Cerberus Capital Management. In this capacity, he worked to maximize the value of the firm’s financial services activities, including new transactions as well as the existing portfolio of companies. He served on the Board of Directors of Aozora Bank, a publicly-traded bank in Japan in which Cerberus held a controlling interest.

Mr. Klane joined Cerberus after serving as Chairman and CEO of Korea Exchange Bank, a leading publicly-traded Korean commercial and retail bank of approximately $100 billion of assets with an international presence. He led the bank through the global financial crisis to the landmark sale by the Bank’s major private equity shareholder-the largest transaction in Korean banking history. He served as CEO from April 2009 to February 2012 and as Chairman from November 2010 to February 2012.

Prior to leading Korea Exchange Bank, Mr. Klane was President of the Global Financial Services division of Capital One Financial Corporation. He joined Capital One in 2000 to help lead Capital One’s transformation to a diversified financial services business. His responsibilities during his tenure at Capital One included a broad range of consumer and business finance activities in the United States, Europe and Canada. He also oversaw all merger and acquisition activities. He served as President and Director of Capital One Federal Savings Bank as well as Chairman of the Board of Capital One Bank (Europe) Plc based in London, both subsidiaries of Capital One Financial Corp.

Mr. Klane currently serves as a director of Nexi Group S.p.A, a leading privately held company in Italian payments, as well as Ethoca Limited, a privately held global network between issuers and merchants. He is a graduate of Harvard College and the Stanford Graduate School of Business.

“We welcome Dr. Ron Black and Larry Klane to the board and look forward to the value their extensive experience in the areas of mobility and financial technology will bring,” said Alex W. (Pete) Hart, Verifone Chairman. “Additionally, we are grateful for the service provided by Eitan as a member of the Verifone board for the past decade, and I want to thank him for his contributions.”

“Ron and Larry are both accomplished executives that embody Verifone’s values and bring with them a demonstrated track record in product development and disruptive technological innovation” said Verifone CEO, Paul Galant.

About Verifone

Verifone is transforming every day transactions into new and engaging opportunities for merchants and consumers at the last inch of payments and commerce. Powered by a growing footprint of more than 30 million devices in more than 150 countries, our people are trusted experts working with the world’s best-known retail brands, financial institutions, and payment providers. Verifone is connecting more products to an integrated solutions platform to better meet the evolving needs of our clients and partners. Built on a 35-year history of uncompromised security, we are committed to consistently solving the most complex payment challenges.

Verifone.com | (NYSE: PAY) | @Verifone

Additional Resources: http://ir.verifone.com

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business and operational initiatives, including whether the expected benefits of our plan and initiatives are achieved within expected timeframes or at all, timely product introductions, and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our dependence on a limited number of customers, downturns in the retail sector, the pace of EMV adoption in the United States, the conduct of our business and operations internationally, including the complexity of compliance with international laws and regulations and risks related to adverse regulatory actions, including tax-related audits and assessments, our ability to deliver new products to the market on time and in sufficient quantities to meet demand, our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches, our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business, uncertainty in the global economic environment and financial markets, the status of our relationships with and condition of third parties such as our contract manufacturers, key customers, distributors and key suppliers upon whom we rely in the conduct of our business, our ability to effectively integrate the businesses we acquire and to achieve the expected benefits of such acquisitions, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, successful execution of our restructuring plans, including whether the expected benefits of restructuring and divestiture plans are achieved within expected timeframes or at all, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements speak only as of the date such statements are made. Verifone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts

Verifone
Investor Relations:
Chris Mammone, 408-232-7230
ir@verifone.com
or
Media Relations:
Kwiyoung Baumgarten, 770-754-3460
press@verifone.com